SCHEDULE 14A INFORMATION

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LTX Corporation

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UNIVERSITY AVENUE

WESTWOOD, MASSACHUSETTS 02090

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 10, 2003

The Annual Meeting of Stockholders of LTX Corporation will be held at the offices of LTX Corporation at University Avenue, Westwood, Massachusetts on December 10, 2003, beginning at 3:00 p.m. local time, for the following purposes:

1.	To elect three members of the Board of Directors to serve for three-year terms as Class II Directors.

2.	To consider and act upon a proposal to approve the LTX Corporation 2004 Employee Stock Purchase Plan.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on October 31, 2003 as the record date for the Annual Meeting. All holders of common stock of record at that time are entitled to vote at the meeting.

By Order of the Board

JOSEPH A. HEDAL, Clerk

November 7, 2003

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

LTX CORPORATION

PROXY STATEMENT

November 7, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LTX Corporation (“LTX” or the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held on December 10, 2003, and any adjournments thereof (the “2003 Annual Meeting”). Shares as to which a proxy has been executed will be voted as specified in the proxy. A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not so included. A proxy may be revoked at any time by notice in writing received by the Clerk of the Company before it is voted, by executing a proxy with a later date or by attending and voting at the 2003 Annual Meeting.

Solicitation of proxies by mail is expected to commence on November 7, 2003, and the cost thereof will be borne by the Company. Copies of solicitation material will also be furnished to brokerage firms, fiduciaries and custodians to forward to their principals, and the Company will reimburse them for their reasonable expenses.

VOTING SECURITIES

The Company’s only issued and outstanding class of voting securities is its common stock, par value $0.05 per share. Each stockholder of record on October 31, 2003 is entitled to one vote for each share registered in such stockholder’s name. As of that date, there were 52,323,618 shares of common stock issued and outstanding.

CERTAIN STOCKHOLDERS

The following table sets forth, as of October 15, 2003, the amount and percentage of outstanding common stock of the Company beneficially owned by (i) each person known by the Company to beneficially own 5% of the Company’s outstanding common stock, (ii) each executive officer named in the Summary Compensation Table under the heading “Compensation of Executives” on page 6, (iii) each director and (iv) all directors and executive officers of the Company as a group, on the basis of information supplied to the Company.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock
Capital Guardian Trust Company	7,874,160	15.1%
FMR Corp.	5,533,151	10.6
Mellon Financial Corporation	2,814,589	5.4
Roger W. Blethen	1,313,586	2.5
David G. Tacelli	366,433	*
Mark J. Gallenberger	217,750	*
David Brown	63,821	*
Roger J. Maggs	113,375	*
Robert J. Boehlke	97,500	*
Samuel Rubinovitz	95,500	*
Stephen M. Jennings	48,100	*
Robert E. Moore	45,375	*
Mark S. Ain	21,475	*
Richard S. Hill	20,375	*
All directors and executive officers as a group (11 persons)	2,421,290	4.4%

* Less than 1%.

(1)	The address for Capital Guardian Trust Company is 1110 Santa Monica Boulevard, Los Angeles, California 90025. The address for FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109. The address for Mellon Financial Corporation is One Mellon Center, Pittsburgh, Pennsylvania 15258.

(2)	Shares owned by Messrs. Blethen, Tacelli, Gallenberger, Brown, Maggs, Boehlke, Rubinovitz, Jennings, Moore, Ain and Hill and by all executive officers and directors as a group include 1,252,631 shares, 360,176 shares, 212,750 shares, 62,688 shares, 113,375 shares, 87,500 shares, 73,500 shares, 47,100 shares, 45,375 shares, 20,575 shares, 20,575 shares and 2,295,845 shares, respectively, under options which are presently exercisable or become so within sixty days of October 15, 2003.

ITEM 1. ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The current Class II Directors are Mr. Roger W. Blethen, Mr. Robert J. Boehlke and Mr. Roger J. Maggs. The present term of office for the Class II Directors expires at the 2003 Annual Meeting. The nominees for election as Class II Directors are Messrs. Blethen, Boehlke and Maggs. Mr. Blethen was elected a Director by the Board of Directors at the Annual Meeting of Stockholders in 1980. Mr. Boehlke was elected a Director at the Annual Meeting of Stockholders held in 1997. Mr. Maggs was elected a Director at the Annual Meeting of Stockholders held in 1994. If re-elected, the Class II nominees will hold office until the Annual Meeting of Stockholders to be held in the year 2006.

Unless a proxy is marked to withhold authority for the election of any or all of the nominees for Class II Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of all of the nominees for Class II Directors. If the proxy indicates that the stockholder wishes to withhold a vote from any Class II Director nominee, such instructions will be followed by the persons named in the proxy. Management has no reason to believe that any of the nominees will be unable to serve. In the event that a nominee should not be available, the persons named in the proxies will vote for the other nominees and may vote for a substitute for such nominee. The By-laws of the Company provide that a stockholder wishing to nominate a person to serve as a director of the Company must provide the Company with at least sixty days’ written notice in advance of an annual meeting, together with specified information concerning the identity, background and experience of the nominee.

Set forth below is information for each of the nominees for Class II Directors to be elected at the 2003 Annual Meeting, and for each of the Class III Directors and Class I Directors who will continue to serve until the Annual Meetings of the Stockholders to be held in 2004 and 2005, respectively.

Nominees to Serve a Three-Year Term Expiring at the 2006 Annual Meeting (Class II Directors)

Name	Business Affiliations
Roger W. Blethen	Mr. Blethen, age 52, has been a Director since 1980 and was appointed Chairman of the Board in December 2001. Mr. Blethen was appointed Chief Executive Officer of the Company in September 1996. Mr. Blethen was a President of the Company from 1994 to 1996 and a Senior Vice President of the Company from 1985 until 1994. Mr. Blethen was a founder of the Company and served in a number of senior management positions with the Company since its formation in 1976.

Robert J. Boehlke	Mr. Boehlke, age 62, was elected a Director of the Company in 1997. Mr. Boehlke was Executive Vice President and Chief Financial Officer of KLA-Tencor Corporation, a position he held from 1990 until his retirement in 2000. Between 1983 and 1990, he held a variety of management positions with that company. Prior to his employment by KLA-Tencor, Mr. Boehlke was a partner at the investment banking firm of Kidder, Peabody & Company, Inc. from 1971 until 1983. Mr. Boehlke is a director of Entegris, Inc., MEMC Electronic Materials, Inc. and DuPont Photomasks, Inc.

Roger J. Maggs	Mr. Maggs, age 57, was elected a Director of the Company in 1994. Mr. Maggs is currently a partner at Celtic House Investment Partners, a private investment firm. Mr. Maggs was a Vice President of Alcan Aluminum Limited from 1986 until 1994.

Directors Serving a Three-Year Term Expiring at the 2004 Annual Meeting (Class III Directors)
Name	Business Affiliations

Mark S. Ain	Mr. Ain, age 60, was elected a Director of the Company in September 2001. Since founding Kronos Incorporated in 1977, Mr. Ain has held the position of Chairman and Chief Executive Officer. From 1974 to 1977, Mr. Ain was a consultant, specifically in strategic planning, product development, market research, and organizational development. Prior to that, he was employed by Digital Equipment Corporation both in product development and as Sales Training Director. Mr. Ain serves as a director of Park Electromechanical Corporation and KVH Industries, Inc.

Samuel Rubinovitz	Mr. Rubinovitz, age 73, was elected a Director of the Company in 1994 and served as Chairman of the Board from December 1997 to 2001. He was Executive Vice President of EG&G, Inc., responsible for the aerospace, optoelectronics and instrument product groups from 1989 until his retirement in 1994. He is a director of Richardson Electronics, Ltd. and Kronos Incorporated.

Directors Serving a Three-Year Term Expiring at the 2005 Annual Meeting (Class I Directors)
Name	Business Affiliations
Richard S. Hill	Mr. Hill, age 51, was elected a Director of the Company in October 2001. Mr. Hill is currently Chief Executive Officer of Novellus Systems, Inc., a position he has held since 1993. He has also been Chairman of the Board of Directors of Novellus since 1996. Between 1981 and 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held a variety of management positions. Prior to joining Tektronix, Mr. Hill held engineering management positions at General Electric, Motorola, and Hughes Aircraft Company.

Stephen M. Jennings	Mr. Jennings, age 42, was elected a Director of the Company in 1997. Mr. Jennings has been a Director of Monitor Company, a strategy consulting firm, since 1996. From 1992 to 1996, he was a consultant to that company. Mr. Jennings is a director of Aspen Technology, Inc.

Robert E. Moore	Mr. Moore, age 65, has been a Director of the Company since 1989. Mr. Moore was acting President of Reliable Power Meters, Inc., a company founded by him in 1992, which manufactures and sells power measurement instruments, from April 2002 when it was purchased by Fluke Corporation until June 2003. Prior to that, he was President and Chairman of the Board of that company from 1992 to 2002. He also was a founder of Basic Measuring Instruments, Inc., which manufactures and sells power measurement instruments. He served as a director of that company from 1982 until 1990 and as a Senior Vice President responsible for marketing and sales from 1985 until 1990.

Recommended Vote

The affirmative vote of the holders of a plurality of the Company’s outstanding common stock present in person or by proxy and voting at the 2003 Annual Meeting is required to elect the Class II Directors. The Board of Directors recommends you vote “FOR” the election of its nominees for Class II Directors.

Compensation of Directors

Directors who are not employees of the Company receive a retainer of $12,000 per year, payable on a quarterly basis, a fee of $1,000 for each directors’ meeting attended and a fee of $1,000 for attendance at each meeting of a committee approved by the Board of Directors. Directors are also reimbursed for travel expenses for attending meetings. In addition, directors who are not employees of the Company receive an option to purchase 20,000 shares on the date first elected to the Board, 8,000 additional shares in each year served as a member of the Board, 3,000 additional shares in each year served as chairman of a committee of the Board and 1,500 additional shares in each year served as a member of a committee of the Board. All of such options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Employee directors receive no separate, additional compensation or options for their services as directors.

Board of Directors’ Meetings and Committees

The Board of Directors of the Company held six meetings during the fiscal year ended July 31, 2003, and took other actions by unanimous consent of the Board of Directors. All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they respectively served. The Board has a standing Compensation Committee which meets periodically and met four times during the fiscal year ended July 31, 2003. The Compensation Committee determines the compensation of all executive officers of the Company and recommends the compensation policies for other officers and employees. The members of the Compensation Committee are Messrs. Ain, Jennings and Rubinovitz. The Board has a standing Audit Committee which meets periodically and met nine times during the fiscal year ended July 31, 2003. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the accounting and financial functions of the Company, including the appointment of the Company’s independent auditors. The members of the Audit Committee are Messrs. Boehlke, Hill and Maggs. The Board has a standing Strategic Planning Committee which meets periodically and met two times during the fiscal year ended July 31, 2003. The Strategic Planning Committee is responsible for developing and reviewing long-term strategic plans for the Company. The members of the Strategic Planning Committee are Messrs. Ain, Blethen, Boehlke, Hill, Jennings, Maggs, Moore and Rubinovitz. The Board has a standing Corporate Governance and Nominating Committee which meets periodically and met two times during the fiscal year ended July 31, 2003. The Corporate Governance and Nominating Committee is responsible for review of the make-up of the Board, consideration of new candidates to be members of the Board (including nominees recommended by security holders) and review of compensation of directors. The members of the Corporate Governance and Nominating Committee are Messrs. Ain, Boehlke, Hill, Jennings, Maggs, Moore and Rubinovitz.

Executive Officers of the Company

The executive officers of the Company, as of October 15, 2003, are as follows:

Executive Officer	Age	Position
Roger W. Blethen	52	Chairman of the Board and Chief Executive Officer
David G. Tacelli	44	President and Chief Operating Officer
Mark J. Gallenberger	39	Vice President, Chief Financial Officer and Treasurer
David Brown	45	Vice President, Worldwide Sales

Executive officers are appointed by and serve at the discretion of the Board of Directors of the Company.

Roger W. Blethen was appointed Chief Executive Officer of the Company in September 1996 and Chairman of the Board in December 2001. Mr. Blethen has been a Director of the Company since 1980. Mr. Blethen was a President of the Company from 1994 to 1996 and a Senior Vice President of the Company from 1985 until 1994. Mr. Blethen was a founder of LTX and has served in a number of senior management positions with the Company since its formation in 1976.

David G. Tacelli was appointed President and Chief Operating Officer in May 2002. Prior to that, he was Executive Vice President from December 1999 to May 2002. He was Chief Financial Officer and Treasurer from December 1998 to October 2000. Prior to that, Mr. Tacelli was Vice President, Operations from 1996 to 1998. Mr. Tacelli’s previous responsibilities at LTX included Director of Manufacturing of the Mixed Signal Division, a position he held from 1994 to 1996. From 1992 to 1994, he was Director of Customer Service. He served as Controller and Business Manager for Operations from 1990 to 1992 and was Controller for Sales and Support from 1989 to 1990. Prior to joining LTX, Mr. Tacelli was employed by Texas Instruments for seven years in various management positions.

Mark J. Gallenberger was appointed Vice President, Chief Financial Officer and Treasurer in October 2000. Prior to joining LTX, Mr. Gallenberger was a Vice President with Ernst & Young’s consulting practice. During his six years with Ernst & Young, Mr. Gallenberger established the Deals & Acquisitions Group, where he was involved in numerous domestic and international strategic acquisitions, joint ventures, alliances and equity investments. Mr. Gallenberger holds an MBA from Northwestern University’s Kellogg Graduate School of Management and a Bachelor of Science degree in electrical engineering from Rochester Institute of Technology. Prior to joining Ernst & Young, Mr. Gallenberger served in several technical and management positions within Digital Equipment Corporation’s semiconductor products group.

David Brown was appointed Vice President, Worldwide Sales in March 2002. From March 2000 to March 2002, he served as Vice President, Europe and Asia Sales based in Singapore and from June 1998 to March 2000, he was General Manager, LTX Europe. Prior to that, Mr. Brown was responsible for European Sales from 1995 to 1998 and marketing in Europe and Asia from 1990 to 1995. From 1983 to 1990, Mr. Brown served in various sales, marketing and engineering positions with LTX.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information with respect to the annual and long term compensation of the Company’s Chief Executive Officer and the other executive officers of the Company who were serving as executive officers at the end of fiscal 2003 (such executive officers are sometimes collectively referred to herein as the “named executive officers”):

		Annual Compensation
						Long Term Compensation
Name and Principal Position	Year	Salary		Bonus(4)	Other Annual Compensation(5)	Options Granted(#)	All Other Compensation(6)
Roger W. Blethen	2003	$450,000	(1)	$0	—	243,500	$1,344
Chairman of the Board	2002	450,000	(1)	0	—	300,000	1,344
and Chief Executive Officer	2001	450,000		112,500	—	315,000	11,427

David G. Tacelli	2003	300,000	(1)	0	—	159,150	363
President and Chief	2002	300,000	(1)	0	—	125,000	363
Operating Officer	2001	300,000		43,750	—	180,000	10,450

Mark J. Gallenberger	2003	300,000	(1)	0	—	106,500	311
Vice President, Chief	2002	300,000	(1)	0	—	100,000	300
Financial Officer and	2001	229,167	(2)	200,000	—	175,000	7,633
Treasurer

David Brown	2003	170,300		171,569	—	25,000	—
Vice President,	2002	140,000		95,858	—	20,000	—
Worldwide Sales(3)	2001	—		—	—	—	—

(1)	For fiscal year 2003, of the amounts above reported for salary, Mr. Blethen, Mr. Tacelli and Mr. Gallenberger deferred salary of $150,000, $42,500 and $90,000, respectively pursuant to a deferred compensation plan. For fiscal year 2002, of the amounts above reported for salary, Mr. Blethen, Mr. Tacelli and Mr. Gallenberger deferred salary of $185,625, $35,000 and $71,250, respectively, pursuant to a deferred compensation plan.

(2)	Mr. Gallenberger joined the Company in October 2000.

(3)	Mr. Brown was appointed Vice President, Worldwide Sales in March 2002.

(4)	Mr. Brown’s bonus for each of fiscal year 2003 and 2002 consisted of incentive compensation under the Company’s sales commission plan. For fiscal year 2001, Mr. Gallenberger deferred $49,725 pursuant to a deferred compensation plan. A total of $100,000 of Mr. Gallenberger’s bonus was part of the compensation package agreed to by the Company prior to his joining LTX.

(5)	Amounts shown under “Other Annual Compensation” column exclude perquisites if the aggregate amount of the named executive officer’s perquisites was less than the lesser of $50,000 or 10% of such officer’s salary plus bonus.

(6)	Amounts shown under “All Other Compensation” column represent taxable amounts in respect of life insurance and, for fiscal year 2001, 401(k) plan matching contributions made by the Company.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding options granted during the fiscal year ended July 31, 2003 by the Company to each of the named executive officers:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(C)
	Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Name
Roger W. Blethen	200,000 43,500	(A) (B)	10.7 2.3%	$6.31 6.31	9/19/2012 9/19/2012	$793,672 172,625	$2,011,249 437,447
David G. Tacelli	150,000 9,150	(A) (B)	8.0 .5	6.31 6.31	9/19/2012 9/19/2012	595,254 92,015	1,508,437 364,317
Mark J. Gallenberger	100,000 6,500	(A) (B)	5.4 .4	6.31 6.31	9/19/2012 9/19/2012	396,836 25,794	1,005,625 65,366
David Brown	25,000	(A)	1.3	6.31	9/19/2012	99,209	251,406

(A)	These options become exercisable in four installments of twenty-five percent commencing one year from the grant date.

(B)	These options became exercisable in full on September 19, 2003.

(C)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% to 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the common stock and the date on which the options are exercised.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth the aggregate dollar value of all options exercised during the fiscal year ended July 31, 2003 and the total number of unexercised options held on July 31, 2003, by each of the named executive officers:

			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(A)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Roger W. Blethen	—	—	1,065,381	687,250	$1,861,000	$1,286,705
David G. Tacelli	—	—	237,276	342,900	127,343	601,587
Mark J. Gallenberger	—	—	112,500	269,000	0	402,570
David Brown	—	—	46,438	50,000	78,619	94,500

(A)	The closing price for the Company’s common stock as reported by the Nasdaq National Market on July 31, 2003, the last business day of fiscal 2003, was $9.91. Value is calculated on the basis of the difference between the option exercise price and $9.91 multiplied by the number of shares of common stock underlying the option.

Employment Contracts and Change in Control Arrangements

The Company has entered into change of control employment agreements with each of the named executive officers and with five other officers. The change of control employment agreements have three year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company. If a

Change of Control (as defined in the agreements) occurs during the term of an agreement, then the agreements become operative for a fixed three year period. The agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three year period after a Change of Control of the Company. If the Company terminates the executive’s employment (other than for cause, death or disability) or if the executive terminates for good reason during such three year period or for any reason during the 30 day period following the first anniversary of the Change of Control (or upon certain terminations prior to a Change of Control or in connection with or in anticipation of a Change of Control), the executive is generally entitled to receive (i) three times in the case of the Chief Executive Officer, and two times in the case of the other officers (a) the executive’s annual base salary plus (b) the executive’s annual bonus amount (as defined in the agreement), (ii) accrued but unpaid compensation for the period before the date of termination, (iii) continued welfare benefits for three years in the case of the Chief Executive Officer and for two years in the case of the other officers, and (iv) outplacement services. In addition, the executive is entitled to receive an additional payment, if any, in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

Options granted to the named executive officers contain provisions pursuant to which, under certain circumstances, they become fully vested and immediately exercisable upon a “change of control event” as defined in such options.

Code of Ethics

The Company has adopted a code of ethics that applies to all employees, including the Chief Executive Officer, Chief Financial Officer and Controller. The text of the code of ethics is posted on the Company’s website at www.ltx.com. The Company intends to post on its website any information relating to any amendments to or waivers for any provision of its code of ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer and Controller.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors consists of three directors who are not employees of the Company. The Committee met four times during the fiscal year ended July 31, 2003. The Compensation Committee is responsible for establishing compensation policies with respect to all executive officers of the Company and determining on an annual basis the compensation of these individuals.

The Compensation Committee has identified three principal goals for its work on behalf of the Company:

1.	Insure appropriate linkage between executive compensation and creation of stockholder value.

2.	Insure that the total compensation program can attract, motivate and retain executives with outstanding abilities.

3.	Determine the competitiveness of current cash and equity incentive opportunities.

In order to fulfill these goals, the Committee has reviewed various salary surveys conducted by consultants as well as proxy statements from other companies in the semiconductor industry.

Executive Bonus Plan

The Compensation Committee adopted an Executive Bonus Plan for fiscal 2003 after reviewing the Company’s business and financial position entering the year and the business plan for the year. The Executive Bonus Plan provides for an annual cash bonus based upon net income goals set at the beginning of the year, as well as upon the achievement of individual goals. Specific participation percentages for each executive officer were established with reference to the officer’s area and scope of responsibility within the Company. The Vice President of Worldwide Sales receives incentive compensation under the Company’s sales commission plan.

Chief Executive Officer’s Compensation

The Compensation Committee subjectively determined that it was appropriate to maintain Mr. Blethen’s base salary at the level set by the Committee since fiscal year 1998, and that any additional increase in total compensation should be derived from Mr. Blethen’s participation in the Executive Bonus Plan and from stock options. The decisions made with respect to the fiscal 2003 compensation of the Chief Executive Officer were intended to continue the Company’s philosophy of aligning the interests of the Chief Executive Officer with the interests of the Company and its stockholders. The Company did not achieve its financial performance targets in fiscal 2003 and therefore did not pay a cash bonus based on net income. Although the Chief Executive Officer achieved certain individual goals established by the Compensation Committee, the Committee and Mr. Blethen determined that, given the financial performance of the Company and a freeze in compensation imposed on other employees, no cash bonus be paid to the Chief Executive Officer for fiscal 2003.

Compensation of Other Executive Officers

The Committee determined the appropriate portion of each other executive officer’s total potential cash compensation to be contingent upon performance and payable under the Executive Bonus Plan which was in effect for fiscal 2003. The Company did not achieve its financial performance targets in fiscal 2003 and, therefore, did not pay cash bonuses based on net income. The Vice President of Worldwide Sales was paid commissions for sales made in fiscal 2003. Although the President and the Chief Financial Officer achieved certain individual goals in fiscal 2003, the Committee determined that, given the financial performance of the Company, no cash bonus be paid for fiscal 2003. The compensation package offered to the Chief Financial Officer in connection with his joining the Company in October 2000 included an acceptance bonus of $100,000 and a guaranteed bonus under the Executive Variable Bonus Plan of $100,000. The Committee set base salaries with reference to both the base salary of the Chief Executive Officer and the salaries of officers with comparable responsibilities in comparable companies.

Equity Arrangements

The Company maintains four stock option plans and one employee stock purchase plan. Each executive officer is eligible for stock option grants under one of the stock option plans. In determining the size of grants to be made to executive officers, the Committee seeks to implement its stated goal that there be appropriate linkage between executive compensation and the creation of stockholder value. If executive officers are able to increase the market capitalization of the Company, their stock options will achieve significant value and the stockholders will benefit generally. There is no fixed ratio between Company performance and size of grants or between base salary and size of grants.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The Committee believes that any compensation deemed paid to an executive officer when he or she exercises an outstanding option granted under that Plan with an exercise price equal to the fair market value of the option share on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Otherwise, it is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2003 will exceed the $1 million limit per officer.

Stephen M. Jennings

Mark S. Ain

Samuel Rubinovitz

Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company’s common stock during the five years ended July 31, 2003 with the total return on the Standard & Poor’s 500 Composite Index and the Standard & Poor’s High Technology Composite Index. The comparison assumes $100 was invested on July 31, 1998 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG LTX CORPORATION, THE S & P 500 INDEX

AND THE S & P INFORMATION TECHNOLOGY INDEX

Compensation Plans

The following table shows information relating to the Company’s compensation plans as of July 31, 2003:

	Equity Compensation Plan Information		Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise Price of outstanding options, warrants and rights

Equity compensation plans approved by security holders	8,170,946	$10.37	3,192,220	*

Equity compensation plans not approved by security holders	0	0	0

Total	8,170,946	$10.37	3,192,220	*

* Includes 529,116 shares available for issuance under an employee stock purchase plan which is intended to qualify as such under Section 423 of the Internal Revenue Code.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors and certain of its officers and persons holding more than ten percent of the Company’s common stock are required to report their ownership of the common stock and any changes in such ownership to the Securities and Exchange Commission and the Company. Based on the Company’s review of copies of such reports, no untimely reports were made during the fiscal year ended July 31, 2003.

ITEM 2. PROPOSAL TO APPROVE THE LTX CORPORATION

2004 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted the LTX Corporation 2004 Employee Stock Purchase Plan (the “2004 Purchase Plan”), subject to approval by the stockholders, to replace the 1993 Employees’ Stock Purchase Plan (the “1993 Purchase Plan”), under which no options may be granted after December 14, 2003. As of October 22, 2003, a total of 529,116 shares remain available for issuance under the 1993 Purchase Plan. The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company’s continued growth and success and that an incentive plan such as the 2004 Purchase Plan is necessary for the Company to remain competitive in its compensation practices. The following is a summary of the material provisions of the 2004 Purchase Plan. A copy of the 2004 Purchase Plan is included as Appendix A to this Proxy Statement.

The purpose of the 2004 Purchase Plan is to provide eligible employees of the Company and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, commencing on  February 1, 2004.

The 2004 Purchase Plan provides that the Company may grant options of not more that 1,200,000 shares of its common stock, subject to increase or decrease in the event of subsequent stock splits or other capital changes. Options are granted to eligible employees on each February 1, and August 1, which is designated by the Board of Directors as an Offering Commencement Date.

All employees who are customarily employed by the Company or a participating subsidiary for more than twenty hours per week and more than five months per calendar year will be eligible to receive options. As of October 22, 2003, approximately 585 persons, including each of the named executive officers, were eligible to participate in the 2004 Purchase Plan. No option will be granted, however, if after the exercise of the option and all other options held by the employee, the employee would own five percent or more of the total combined voting power or value of the Company’s stock. In addition, no option will be granted which will cause the optionee’s right to purchase shares of the Company’s common stock under the 2004 Purchase Plan to accrue at a rate which exceeds $25,000 of fair market value of the stock in any calendar year. Because participation in the 2004 Purchase Plan is voluntary and participants may withdraw from the 2004 Purchase Plan at any time during an offering period without penalty, the benefits to be received by any particular person or group are not determinable by the Company at this time.

Eligible employees may elect to participate in the 2004 Purchase Plan by completing a payroll deduction authorization form which provides for a percentage, which shall be a whole percentage between one and fifteen percent, of his or her gross compensation to be withheld each pay period. Options granted under the 2004 Purchase Plan will be automatically exercised, on the date six months after the grant date (the “Exercise Date”), to the extent of the employee’s accumulated payroll deductions not withdrawn on or prior to that date. The 2004 Purchase Plan limits the number of shares which can be issued for any six-month offering period under the 2004 Purchase Plan to 150,000 shares. Options will expire if not exercised on the Exercise Date relating to the shares or if the employee ceases, for any reason other than retirement or death, to be employed by the Company. Accumulated payroll deductions not applied to the exercise of options will be returned to the employee. Options granted under the 2004 Purchase Plan are not transferable otherwise than by will and under the laws of descent and distribution and, during the lifetime of the optionee, may not be exercised by another other than the optionee. In the event of the death or retirement of the optionee, the employee or his or her beneficiary shall be entitled to withdraw the employee’s accumulated payroll deduction or to exercise the employee’s options to the extent of the employee’s accumulate payroll deduction as of the date of his or her death. Exercise of the options by the beneficiary of an employee will be permitted only on receipt by the Company of a request therefor in writing.

The purchase price for each share purchased is 85% of the lower of the market value of the stock on the Offering Commencement Date or the Exercise Date. On October 22, 2003, the closing sale price of the Company’s common stock as reported by NASDAQ was $11.87.

The 2004 Purchase Plan is administered by the Board of Directors. The 2004 Purchase Plan may be amended or terminated at any time by the Board of Directors but no amendments may, without approval by the stockholders, increase the maximum number of shares purchasable under the 2004 Purchase Plan, change the description of employees or classes of employees eligible to receive options, change the manner of determining the exercise price of the options or extend the period during which the option may be granted or exercised under the 2004 Purchase Plan.

The 2004 Purchase Plan is intended to qualify as an “employee stock purchase plan” as defined by Section 423 of the Internal Revenue Code. Under the applicable Code provision, an employee will incur no federal income tax on either the grant or the exercise or an option granted under the 2004 Purchase Plan. If the employee sells or otherwise disposes of the shares within two years after the date the option was granted or within one year after the date the option was exercised, the employee will be taxed as ordinary income on an amount equal to the difference between the exercise price and the fair market value of the shares at the time the option was exercised, and the Company will be entitled to a deduction of an equivalent amount. The difference between the amount received on the disposition of the shares and employee’s tax basis in the shares, which is equal to the exercise price plus the amount taxed as ordinary income, will be recognized as a capital gain or loss.

If the employee sells or disposes of the shares more than two years after the option was granted and more than one year after the option was exercised, the employee will be taxed at ordinary income rates on the amount equal to the excess of the fair market value of the shares at the time the option was granted, whichever is less, and the Company will not be entitled to a corresponding deduction. The difference between the amount realized on the disposition of the shares and the optionee’s tax basis in the shares will be recognized as a long-term capital gain or loss.

The Board of Directors believes that it is in the best interest of the Company and its stockholders to have the flexibility to be able to continue to offer its present and prospective employees options under an employee stock purchase plan to provide them with additional incentive to promote the success of the Company.

Recommended Vote

An affirmative vote of a majority of the Company’s common stock present in person or by proxy and voting at the 2003 Annual Meeting is necessary to approve the 2004 Purchase Plan. The Board of Directors recommends that you vote “FOR” this proposal.

INFORMATION CONCERNING AUDITORS

Relationship with Independent Public Accountants

Ernst & Young LLP has been selected by the Board of Directors as independent public accountants to audit the financial statements of the Company for the 2004 fiscal year. Representatives of Ernst & Young LLP are expected to be at the 2003 Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

On March 28, 2002, the Board of Directors of the Company adopted the recommendation of its Audit Committee that Arthur Andersen LLP be replaced as LTX’s independent public accountants and engaged Ernst & Young LLP to serve as LTX’s independent public accounts for its fiscal year ended July 31, 2002. The Company filed a Current Report on Form 8-K reporting this change on April 3, 2002.

The audit reports of Arthur Andersen on the consolidated financial statements of LTX for the two fiscal years ended July 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During LTX’s two most recent fiscal years and any subsequent interim period prior to dismissing Arthur Andersen LLP, there were no disagreements between LTX and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within LTX’s two most recent fiscal years and any subsequent interim period prior to dismissing Arthur Andersen LLP.

LTX provided Arthur Andersen with a copy of the foregoing disclosures. By letter dated April 3, 2002, Arthur Andersen stated its agreement with such statements.

During LTX’s two most recent fiscal years and any subsequent interim period prior to engaging Ernst & Young, LTX did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fiscal 2003 Audit Firm Fee Summary

During fiscal 2003, the Company retained Ernst & Young LLP to provide services in the following categories and amounts:

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audits of LTX’s annual financial statements for the fiscal years ended July 31, 2003 and 2002 and for the review of the financial statements included in LTX’s Quarterly Reports on Form 10-Q for those fiscal years, and registration statements and acquisition accounting, were $217,585 and $250,457, respectively.

Audit Related Fees

There were no fees billed by Ernst & Young LLP for audit related services in the fiscal years ended  July 31, 2003 and 2002.

Tax Fees

The aggregate fees billed by Ernst & Young for tax services in the fiscal years ended July 31, 2003 and 2002 were $203,128 and $83,000, respectively, consisting of tax planning and compliance and tax return preparation.

All Other Fees

There were no fees billed by Ernst & Young LLP for services other than those described above for the fiscal years ended July 31, 2003 and 2002.

Ernst & Young did not bill the Company for or perform any services for the fiscal years ended July 31, 2003 and 2002 in connection with financial information systems design or implementation, the operation of the Company’s information systems or the management of its local area network.

All of the above services provided by Ernst & Young were approved by the Audit Committee. There were no services approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C). All of the work performed by Ernst & Young was performed by Ernst & Young’s full-time, permanent employees.

LTX’s Audit Committee has determined that the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining Ernst & Young’s independence.

Audit Committee Report

The Audit Committee of the Board of Directors consists of Robert J. Boehlke, Richard S. Hill and Roger J. Maggs. The Board has determined that at least one if its members, Mr. Boehlke, is an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities to its stockholders and to the investment community. All members of the Audit Committee are “independent” under Rule 4200(a)(15) of the NASD listing standards. A copy of the Audit Committee charter is included as Appendix B to this Proxy Statement.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2003 with the Company’s management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by AICPA SAS 61.

In addition, the Audit Committee discussed with the independent auditors the auditor’s independence from management and the Company, including the matters in the written disclosures required by the Independent Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee believes that the non-audit services are compatible with such independence.

The Audit Committee also discussed with the independent auditors the overall quality of the Company’s financial reporting and their evaluation of the Company’s internal control systems.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2003 for filing with the Securities and Exchange Commission.

Robert J. Boehlke

Richard S. Hill

Roger J. Maggs

STOCKHOLDER PROPOSALS

Stockholder proposals to be submitted for vote at the 2004 Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be delivered to the Company on or before July 9, 2004. In order to minimize controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. If a proponent fails to notify the Company by September 23, 2004 of a non-Rule 14a-8 shareholder proposal which such proponent intends to submit at the Company’s 2004 Annual Meeting, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote on such matter.

OTHER MATTERS

As of this date, management knows of no business which may properly come before the 2003 Annual Meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in a household. The Company will promptly deliver a separate copy of either document to a stockholder if such stockholder calls or writes the Company at the following address or phone number: Investor Relations, LTX Corporation, University Avenue, Westwood, Massachusetts 02090; or 781-461-1000. If a stockholder wants to receive separate copies of the annual report and proxy statement in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy for a household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact the Company at the above address or phone number.

ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2003 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, LTX Corporation, University Avenue, Westwood, Massachusetts 02090.

JOSEPH A. HEDAL, Clerk

Appendix A

LTX CORPORATION

2004 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of LTX Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.05 par value (the “Common Stock”), commencing on February 1, 2004. One million two hundred thousand (1,200,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.        Administration.  The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.        Eligibility.  All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)	they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)	they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.        Offerings.  The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each February 1 and August 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4.        Participation.  An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least ten days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding shift premium, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions.

5.        Deductions.  The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in a whole number percentage between one and fifteen of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld. The accumulated payroll deductions for a Participant may not exceed $12,500 in any Plan Period.

6.        Deduction Changes.  An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.        Interest.  Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.        Withdrawal of Funds.  An employee may no later than two weeks prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.        Purchase of Shares.  On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period. Notwithstanding the above, no more than an aggregate of 150,000 shares of Common Stock may be issued with respect to any Plan Period.

Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.        Issuance of Certificates.  Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.        Rights on Retirement, Death or Termination of Employment.  In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate; provided, however, in the case of death the Participant’s beneficiary (as determined above) may elect that the accumulated payroll deduction be applied to the purchase of shares of Common Stock on the Exercise Date. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.        Optionees Not Stockholders.  Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.        Rights Not Transferable.  Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.        Application of Funds.  All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.        Adjustment in Case of Changes Affecting Common Stock.  In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitations set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.        Merger.  If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.        Amendment of the Plan.  The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.        Insufficient Shares.  In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan or the Plan Period limit in Section 9, the Board or the Committee will allot the shares then available on a pro rata basis.

19.        Termination of the Plan.  This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.        Governmental Regulations.  The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.        Governing Law.  The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22.        Issuance of Shares.  Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.        Notification upon Sale of Shares.  Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.        Withholding.  Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

25.        Effective Date and Approval of Shareholders.  The Plan shall take effect on February 1, 2004 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors

on             , 2003

Approved by the stockholders

on [        ], 200[    ]

Appendix B

LTX CORPORATION

AUDIT COMMITTEE CHARTER

A.          Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s independent auditors.

B.           Structure and Membership

1.	Number. The Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable rules of The NASDAQ Stock Market, each member of the Audit Committee shall be independent as defined by such rules.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.          Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10.	Reports. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

11.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

13.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.          Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

3.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

4.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

5.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

6.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

0542-PS-3

DETACH HERE	ZLTXC2

PROXY

LTX CORPORATION

UNIVERSITY AVENUE

WESTWOOD, MASSACHUSETTS 02090

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David G. Tacelli and Mark J. Gallenberger or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of common stock of LTX Corporation held of record by the undersigned on October 31, 2003, at the annual meeting of stockholders to be held on December 10, 2003, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Director’s recommendations, just sign on the reverse side. You need not mark any boxes. However, you must sign and return this card to assure representation of your shares.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

LTX CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZLTXC1

☒	Please mark votes as in this example.	#LTX

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM OF WRITTEN CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE. The Board of Directors recommends that stockholders consent to Proposals No. 1 and 2.

1. To elect three members to the Board of Directors to serve for three-year terms as Class II Directors. Nominees: (01) Roger W. Blethen, (02) Robert J. Boehlke and (03) Roger J. Maggs

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominee(s) except as written above

2. To approve the LTX Corporation 2004 Employee Stock Purchase Plan.				FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To transact such other business as may properly come before the meeting and any adjournments thereof.

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature: __________________________ Date: ________________ Signature: __________________________ Date: _______________